Exhibit 99.1

NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Receives Notice of Continued Noncompliance from NYSE American and Acceptance of Continued Listing Compliance Plan

VERNAL, UT, May 26, 2021 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today announced that on May 20, 2021, the Company received notification from the NYSE American LLC (the “NYSE American”) that it had not met compliance standards of Section 1003(a)(ii) as a result of stockholders’ equity falling below $4.0 million and having reported losses in its five most recent fiscal years ended December 31, 2020. Stockholders’ equity was approximately $3.3 million as of March 31, 2021.

SDP has been granted a plan period through May 18, 2022 to regain compliance

SDP’s initial plan for regaining compliance was accepted by the NYSE American on January 28, 2021. SDP subsequently received approval on May 21, 2021 from the NYSE American on its first quarterly update to its plan.

The Company will continue to trade under the symbol “SDPI” on the NYSE American pursuant to this plan period extension. SDP will be subject to ongoing periodic reviews, including quarterly monitoring, for compliance with the plan.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented Strider™ oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

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Superior Drilling Products, Inc. Receives Notice of Noncompliance from NYSE American and Acceptance of Continued Listing Compliance Plan

May 26, 2021

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, including, without limitations, achieving the objective provided in the continued listing compliance plan submitted to the NYSE American, the continued impact of COVID-19 on the business, the Company’s strategy, future operations, success at developing future tools, the Company’s effectiveness at executing its business strategy and plans, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, and ability to outperform are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the duration of the COVID-19 pandemic and related impact on the oil and natural gas industry, the effectiveness of success at expansion in the Middle East, options available for market channels in North America, the deferral of the commercialization of the Strider technology, the success of the Company’s business strategy and prospects for growth; the market success of the Company’s specialized tools, effectiveness of its sales efforts, its cash flow and liquidity; financial projections and actual operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, contact investor relations:

Deborah K. Pawlowski, Kei Advisors LLC

(716) 843-3908, dpawlowski@keiadvisors.com

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